                                                                  Exhibit (k)(8)

================================================================================

                             BROKER-DEALER AGREEMENT

                                      AMONG

                              THE BANK OF NEW YORK
                                AS AUCTION AGENT

                                   ----------

                                AS BROKER-DEALER

                        DATED AS OF _______________, 2003

                                   RELATING TO

                       AUCTION MARKET PREFERRED SHARES OF
             ADVENT CLAYMORE CONVERTIBLE SECURITIES AND INCOME FUND

================================================================================

     BROKER-DEALER AGREEMENT dated as of ____________, 2003 (this "Agreement"), among (i) The Bank of New York, a New York banking corporation, as auction agent (the "Auction Agent") (not in its individual capacity but solely as agent) pursuant to authority granted to it in the Auction Agency Agreement, (ii) Advent Claymore Convertible Securities and Income Fund, a Delaware statutory trust (the "Fund"), and (iii) each broker-dealer whose name appears on the signature page hereof, as broker-dealer (together with its successors and assigns as such hereinafter referred to as "BD").

     The Fund intends to issue shares of one or more series of Auction Market Preferred Shares, liquidation preference $25,000 per share (the "AMPS"). The shares of each series of AMPS shall be issued in book-entry form through the facilities of the Securities Depository. References to "AMPS" in this Agreement shall refer only to the beneficial interests in the AMPS unless the context otherwise requires.

     The Auction Procedures require the participation of a Broker-Dealer.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Auction Agent, the Fund and BD agree as follows:

          1.    DEFINITIONS AND RULES OF CONSTRUCTION

          1.1 TERMS DEFINED BY STATEMENT OF PREFERENCES. Capitalized terms not defined herein shall have the respective meanings specified in the Statement.

          1.2 TERMS DEFINED HEREIN. As used herein and in the Settlement Procedures, the following terms shall have the following meanings, unless the context otherwise requires:

                "Agent Member" of any Person shall mean the member of, or participant in, the Securities Depositary that will act on behalf of a Bidder.

                "Agreement" with respect to the Fund shall mean this Agreement as may be amended in writing with written consent of the Fund.

                "AMPS" shall mean the preferred shares, par value $.001 per share, of the Fund designated as its "Auction Market Preferred Shares" and bearing such further designation as to series as the Board of Trustees of the Fund or any committee thereof shall specify.

                "Auction" shall have the meaning specified in Section 2.1 hereof.

                "Auction" Procedures" shall mean the auction procedures constituting Part II of the Statement as of the filing thereof.

                "Authorized Officer" of the Auction Agent shall mean each Vice President, Assistant Vice President and Assistant Treasurer of the Auction Agent assigned to the Dealing and Trading Group of its Corporate Trust Department and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes hereof in a written communication to the Fund.

                "Fund Officer" shall mean the Chairman and Chief Executive Officer, the President, each Vice President (whether or not designated by a number or word or words added before or after the title "Vice President"), the Secretary, the Treasurer, each Assistant Vice President, each Assistant Secretary and each Assistant Treasurer of the Fund and every other officer or employee of the Fund designated as a "Fund Officer" for purposes hereof in a notice to the Auction Agent.

                "Settlement Procedures" shall mean the Settlement Procedures attached to the Auction Agency Agreement as Exhibit B.

                "Statement" shall mean the Statement of Preferences of Auction Market Preferred Shares, as the same may be amended, supplemented or modified from time to time.

          1.3 RULES OF CONSTRUCTION. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

                (a) Words importing the singular number shall include the plural number and vice versa.

                (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

                (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

                (d) All references herein to a particular time of day shall be to New York City time.

                (e) This Agreement shall apply separately but equally to all series of AMPS that may be issued. Sections 1 and 2 hereof shall be read in conjunction with the Statement and in the event of any conflict with the Statement, the Statement shall take precedence.

          1.4   WARRANTIES OF BD.

                (a) BD hereby represents and warrants that this Broker-Dealer Agreement has been duly authorized, executed and delivered by BD and that, assuming the due authorization, execution and delivery hereof by the Auction Agent, this Broker-Dealer Agreement constitutes a valid and binding agreement of BD, enforceable against it in accordance with its terms. BD's representations and warranties in this Section 1.4 shall survive the termination of this Agreement.

                (b) BD further represents and warrants that BD is a registered broker-dealer pursuant to Section 15(b) of the Securities and Exchange Act of 1934, as amended. BD further represents and warrants that it is a member of the NASD.

          2.    THE AUCTIONS

          2.1 PURPOSE; INCORPORATION BY REFERENCE OF AUCTION PROCEDURES AND SETTLEMENT PROCEDURES.

                (a) On each Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for the AMPS for the next Dividend Period. Each periodic implementation of such procedures is hereinafter referred to as an "Auction."

                (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were fully set forth herein.

                (c) BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement.

                (d) BD acknowledges and agrees that each provision of the Auction Procedures that requires BD to perform an obligation or procedure is hereby incorporated herein by reference and that this Agreement shall constitute the Fund's instruction, and BD hereby agrees, to perform such obligations and procedures without further request by or instructions from the Fund.

                (e) BD may participate in Auctions for its own account.

          2.2   PREPARATION FOR EACH AUCTION.

                (a) Not later than 9:30 A.M. on each Auction Date, the Auction Agent shall notify the Fund and BD of the Maximum Rate and the Treasury Index Rate(s) and the LIBOR Rate(s), as the case may be, used to make such determination.

                (b) BD shall cause the Maximum Rate to be communicated as promptly as practicable to its customers who hold or may be interested in acquiring AMPS.

                (c) As promptly as practicable after determining each Auction Date, but not later than 9:15 a.m. on the Business Day preceding such Auction Date, the Auction Agent shall notify BD, by such means as the Auction Agent deems practicable, of the scheduled date of such Auction Date. If the Auction Date for any Auction shall be changed after the Auction Agent has given such notice or the notice referred to in clause (g) of paragraph 1 of the Settlement Procedures, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to BD not later than the earlier of (x) 9:15 a.m. on the Business Day preceding the new Auction Date, and (y) 9:15 a.m. on the original Auction Date. Thereafter, BD shall promptly notify customers of BD that are Existing Holders of such change in the Auction Date.

                (d) If required by applicable law, or requested by the Auction Agent, BD shall provide a list of Existing Holders based upon inquiries of those Persons such Broker-Dealer believes are Beneficial Owners as a result of the most recent Auction to the Auction Agent promptly after any date so requested by the Auction Agent. The Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the other parties hereto, provided that the Auction Agent reserves the right to disclose any such information if (a) it is ordered to do so by a court of competent jurisdiction or a regulatory, judicial or quasi-judicial agency, (b) it is advised by its counsel that its failure to do so would be unlawful or (c) failure to do so would expose the Auction Agent to loss, liability, claim, damage or expense for which it has not received indemnity satisfactory to it.

                (e) BD agrees to maintain a list of customers relating to a series of AMPS and to use its best efforts, subject to existing laws and regulations, to contact the customers on such list whom BD believes may be interested in participating in the Auction on each Auction Date, as a Potential Holder or a Potential Beneficial Owner, for the purposes set forth in the Auction Procedures. Nothing herein shall require BD to submit an Order for any customer in any Auction.

                (f) The Auction Agent's registry of Existing Holders of shares of a series of AMPS shall be conclusive and binding on BD. BD may inquire of the Auction Agent between 3:00 p.m. on the Business Day preceding an Auction for shares of a series of AMPS and 9:30 a.m. on the Auction Date for such Auction to ascertain the number of shares of such series in respect of which the Auction Agent has determined BD to be an Existing Holder. If BD believes it is the Existing Holder of fewer shares of such series than specified by the Auction Agent in response to BD's inquiry, BD may so inform the Auction Agent of that belief. BD shall not, in its capacity as Existing Holder of shares of such series, submit Orders in such Auction in respect of shares of such series covering in the aggregate more than the number of shares of such series specified by the Auction Agent in response to BD's inquiry.

          2.3   AUCTION SCHEDULE; METHOD OF SUBMISSION OF ORDERS.

                (a) The Auction Agent shall conduct Auctions in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Fund, which consent shall not be unreasonably withheld. The Auction Agent shall give written notice of any such change to BD which shall have the right to review such change. Such notice shall be received one Business Day prior to the first Auction Date on which any such change shall be effective.

TIME                               EVENT
----                               -----
By 9:30 a.m.                       Auction Agent advises the Fund and the
                                   Broker-Dealer of the applicable Maximum Rate
                                   and the LIBOR Rate(s) and Treasury Index
                                   Rate(s), as the case may be, used in
                                   determining such Maximum Rate, as set forth
                                   in Section 2.2(a) hereof.

9:30 a.m. - 1:30 p.m.              Auction Agent assembles information communicated to it by
                                   Broker-Dealer as provided in Section 2(a) of the Auction
                                   Procedures.  Submission Deadline is 1:30 p.m.

Not earlier than                   Auction Agent makes determinations pursuant to 3(a) of the
1:30 p.m.                          Auction Procedures.

By approximately                   Auction Agent advises the Fund of results of Auction as
3:30 p.m.                          provided in Section 3(b) of the Auction Procedures.
                                   Submitted Bids and Submitted Sell Orders are
                                   accepted and rejected in whole or in part and
                                   AMPS are allocated as provided in Section 4
                                   of the Auction Procedures. Auction Agent
                                   gives notice of Auction results as set forth
                                   in paragraph 1 of the Settlement Procedures.

                (b) BD may designate one or more individuals in its organization who will coordinate its procedures in connection with Auctions and purchases and sales of shares of any series of AMPS.

                (c) BD agrees to handle its customers' order in accordance with its duties under applicable securities laws and rules.

                (d) To the extent that pursuant to Section 4 of the Auction Procedures of the Fund, BD continues to hold, sells or purchases a number of shares that is fewer than the number of shares in an Order submitted by BD to the Auction Agent in which BD designated itself as an Existing Holder or Potential Holder in respect of customer Orders, BD shall make appropriate pro rata allocations among its customers for which it submitted Orders of similar tenor. If as a result of such allocations, any Beneficial Owner would be entitled or required to sell, or any Beneficial Owner would be entitled or required to purchase, a fraction of a AMPS on any Auction Date, BD shall, in such manner as it shall determine in its sole discretion, round up or down the number of AMPS to be purchased or sold on such Auction Date by any Beneficial Owner or Potential Beneficial Owner on whose behalf BD submitted an Order so that the number of shares so purchased or sold by each such Beneficial Owner or Potential Beneficial Owner on such Auction Date shall be whole shares.

                (e) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit A. BD shall submit separate Orders to the Auction Agent for each Potential Holder or Existing Holder on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Holders or Existing Holders on whose behalf BD is submitting Orders.

                (f) BD shall deliver to the Auction Agent a written notice, substantially in the form attached hereto as Exhibit B, of transfers of AMPS made through BD by an Existing Holder to another Person other than pursuant to an Auction and a written notice, substantially in the form attached hereto as Exhibit C, of the failure of any AMPS to be transferred to or by any Person that purchased or sold AMPS through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:30 p.m. on the Business Day next preceding the applicable Auction Date.

          2.4   NOTICES.

                (a) On each Auction Date, the Auction Agent shall notify BD by telephone or facsimile (or other electronic means acceptable to both parties) of the results of the Auction as set forth in paragraph (a) of the Settlement Procedures. By approximately 11:30 a.m. on the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date. The Auction Agent will follow the Bond Market Association's Market Practice U.S. Holiday Recommendations for shortened trading days for the bond markets (the "BMA Recommendation") unless the Auction Agent is instructed otherwise. In the event of a BMA Recommendation on an Auction Date, the Submission Deadline will be 11:30 a.m., instead of 1:30 p.m., and as a result the notice set forth in this
Section 2.4 will occur earlier.

                (b) BD shall notify each Existing Holder or Potential Holder on whose behalf BD has submitted an Order as set forth in paragraph 2 of the Settlement Procedures and take such other action as is required of BD pursuant to the Settlement Procedures.

          2.5   DESIGNATION OF SPECIAL RATE PERIOD.

                (a) If the Board of Trustees of the Fund proposes to designate any Subsequent Rate Period of any series of AMPS of the Fund as a Special Rate Period and the Fund delivers to its Auction Agent a notice of such proposed Special Rate Period in the form of

Exhibit C to the Auction Agency Agreement, and BD is a Broker-Dealer for such series, such Auction Agent shall deliver such notice to BD as promptly as practicable after its receipt of such notice from the Fund.

                (b) If the Board of Trustees of the Fund determines to designate such succeeding Subsequent Rate Period as a Special Rate Period, and the Fund delivers to its Auction Agent a notice of such Special Rate Period in the form of Exhibit D to the Auction Agency Agreement not later than 11:00 a.m. on the second Business Day next preceding the first day of such proposed Special Rate Period, and BD is a Broker-Dealer for such series, such Auction Agent shall deliver such notice to BD not later than 3:00 p.m. on such second Business Day.

                (c) If the Fund shall deliver to its Auction Agent a notice not later than 11:00 a.m. on the second Business Day next preceding the first day of any proposed Special Rate Period stating that the Fund has determined not to exercise its option to designate such succeeding Subsequent Rate Period as a Special Rate Period, in the form of Exhibit E to the Auction Agency Agreement, or shall fail to timely deliver either such notice or a notice in the form of Exhibit F to the Auction Agency Agreement, and BD is a Broker-Dealer for such series, such Auction Agent shall deliver a notice in the form of Exhibit F to the Auction Agency Agreement to BD not later than 3:00 p.m. on such second Business Day.

          2.6   FAILURE TO DEPOSIT.

                (a) If: (i) any Failure to Deposit shall have occurred with respect to shares of any series of AMPS of the Fund during any Rate Period thereof (other than any Special Rate Period consisting of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period consisting of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured), but, prior to 12:00 Noon, New York City time, on the fourth Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with Section 2.8(c) of the Auction Agency Agreement and the Fund shall have paid to the Auction Agent for such series the applicable Late Charge as described in Section 2.8(a) of the Auction Agency Agreement, then, if BD is a Broker-Dealer for such series, such Auction Agent shall deliver a notice in the form of Exhibit F to the Auction Agency Agreement by first-class mail, postage prepaid, to BD not later than one Business Day after its receipt of the payment from the Fund curing such Failure to Deposit and such Late Charge.

                (b) If: (i) any Failure to Deposit shall have occurred with respect to shares of any series of AMPS of the Fund during any Rate Period thereof (other than any Special Rate Period consisting of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period consisting of more than 364 Rate Period Days during which a Failure to Deposit occurred but has not been cured), and, prior to 12:00 Noon, New York City time, on the fourth Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured as described in Section 2.8(c) of the Auction Agency Agreement or the Fund shall not have paid to the Auction Agent for such series the applicable Late Charge described in Section 2.8(a) of the Auction Agency Agreement; or (ii) any Failure to Deposit shall have occurred with respect to shares of any series of AMPS of the Fund during a Special Rate Period consisting of more than 364 Rate Period Days, or during any Rate

Period thereof succeeding any Special Rate Period of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured, and, prior to 12:00 noon, New York City time, on the fourth Business Day preceding the Auction Date for the Rate Period subsequent to such Rate Period, such Failure to Deposit shall not have been cured as described in Section 2.8(c) of the Auction Agency Agreement of the Fund shall not have paid to the Auction Agent for such series the applicable Late Charge described in Section 2.8(a) of the Auction Agency Agreement; then such Auction Agent shall deliver a notice in the form of Exhibit G to the Auction Agency Agreement to the Broker-Dealers for such series as soon as practicable following such fourth Business Day.

          2.7   SERVICE CHARGE TO BE PAID TO BD.

                (a) No later than 12:00 noon on each Dividend Payment Date following each Auction, the Auction Agent will pay a service charge from funds provided by the Fund to each Broker-Dealer on the basis of the purchase price of AMPS placed by such Broker-Dealer at such Auction. The service charge shall be (i) in the case of any Auction Date immediately preceding a seven-day or twenty-eight day Dividend Period, the product of (A) a fraction, the numerator of which is the number of days in such Dividend Period (calculated by counting the date of original issue of such shares to but excluding the next succeeding dividend payment date of such shares) and the denominator of which is 365, times (B) 1/4 of 1%, times (C) $25,000, times
(D) the sum of the aggregate number of shares of outstanding AMPS for which the Auction is conducted and (ii) in the case of any Special Dividend Period, the amount determined by mutual consent of the Fund and any such Broker-Dealers at the commencement of such Special Dividend Period, which shall be based upon a selling concession that would be applicable to an underwriting of fixed or variable rate AMPS with a similar final maturity or variable rate dividend period, respectively.

                (b) If the Fund determines to change the rate at which the Broker-Dealer Fee accrues, the Fund shall mail to the Auction Agent a notice thereof within two Business Days of such change. Any change in the Broker-Dealer Fee Rate shall be effective on the Auction Date next succeeding the Auction Agent's receipt of notice of such change.

          2.8   SETTLEMENT.

                (a) If any Existing Holder selling AMPS in an Auction fails to deliver such AMPS (by authorized book-entry), the BD of any Person that was to have purchased AMPS in such Auction may deliver to such Person a number of AMPS that is less than the number of AMPS that otherwise were to be purchased by such Person. In such event, the number of AMPS to be so delivered shall be determined by BD. Delivery of such lesser number of AMPS shall constitute good delivery. Upon the occurrence of any such failure to deliver AMPS, BD shall deliver to the Auction Agent a notice in the form attached hereto as Exhibit C. Notwithstanding the foregoing provisions of this Section 2.8, any delivery or non delivery of AMPS which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 2.2(d)(iii) of the Auction Agency Agreement. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.8.

                (b) Neither the Auction Agent nor the Fund shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder or an Agent Member or any of them to deliver AMPS or to pay for AMPS sold or purchased pursuant to the Auction Procedures or otherwise.

                (c) Notwithstanding any provision of the Auction Procedures or the Settlement Procedures to the contrary, in the event BD is an Existing Holder with respect to shares of a series of AMPS and the Auction procedures provide that BD shall be deemed to have submitted a Sell Order in an Auction with respect to such shares if BD fails to submit an Order in that Auction with respect to such shares, BD shall have no liability to any Person for failing to sell such shares pursuant to such a deemed Sell Order if (i) such shares were transferred by the beneficial owner thereof without notification of such transfer in compliance with the Auction Procedures or (ii) BD has indicated to the Auction Agent pursuant to Section 2.2(f) of this Agreement that, according to BD's records, BD is not the Existing Holder of such shares.

                (d) Notwithstanding any provision of the Auction Procedures or the Settlement Procedures to the contrary, in the event an Existing Holder or Beneficial Owner of shares of a series of AMPS with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefore, partial deliveries of AMPS that have been made in respect of Potential Holders' or Potential Beneficial Owners' Submitted Bids for shares of such series that have been accepted in whole or in part shall constitute good delivery to such Potential Holders and Potential Beneficial Owners.

          3.    THE AUCTION AGENT

          3.1   DUTIES AND RESPONSIBILITIES.

                (a) The Auction Agent is acting solely as a non-fiduciary agent for the Fund hereunder and owes no duties, fiduciary or otherwise, to any other Person.

                (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement, the Auction Agency Agreement, Auction Procedures or the Settlement Procedures against the Auction Agent.

                (c) In the absence of willful misconduct or gross negligence on its part, the Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been grossly negligent in ascertaining or failing to ascertain the pertinent facts.

                (d) The Auction Agent shall not be: (i) required to, and does not, make any representations or have any responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; (ii) obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with indemnity satisfactory to the Auction Agent; and (iii) responsible for or liable in any respect on account of the identity, Fund or rights of any Person (other than itself and its agents and attorneys) executing or delivering or purporting to execute or deliver any document under this Agreement or any Broker-Dealer Agreement.

          3.2   RIGHTS OF THE AUCTION AGENT.

                (a) The Auction Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any communication authorized by this Agreement and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document delivered pursuant to this Agreement and reasonably believed by it to be genuine. The Auction Agent shall not be liable for acting upon any communication authorized by this Agreement (including, but not limited to, any made by telephone, telecopier or other means of electronic communication acceptable to the parties hereto) which the Auction Agent believes in good faith to have been given by the Fund or by BD. The Auction Agent may record telephone communications with BD.

                (b) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

                (c) The Auction Agent may consult with counsel of its choice, and shall have no liability for acting or refraining from acting in accordance with advice from such counsel, except as otherwise provided for in this Agreement.

                (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care.

                (e) The Auction Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, it being understood that the Auction Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

          3.3 AUCTION AGENT'S DISCLAIMER. The Auction Agent makes no representation as to, and shall have no liability with respect to, the correctness of the recitals in, or the validity, adequacy or accuracy of, this Agreement, the Auction Agency Agreement, the Auction Procedures, the offering material used in connection with the offer and sale of the AMPS or any other agreement or instrument executed in connection with the transactions contemplated herein or in any thereof. The Auction Agent shall have no obligation or liability in respect of the registration or exemption therefrom of the AMPS under federal or state securities laws in respect of the sufficiency or the conformity of any transfer of the AMPS pursuant to the terms of the Auction Agency Agreement, any Broker-Dealer Agreement or any other document contemplated hereby or thereby.

          4.    MISCELLANEOUS

          4.1 TERMINATION. Any party may terminate this Agreement at any time upon five (5) days' written notice to the other parties, which notice may be given by facsimile as provided in Section 4.3 hereof; provided that the Auction Agent will terminate this Agreement only pursuant to written directions from the Fund to do so. This Agreement shall automatically terminate upon the redemption of all outstanding AMPS or upon termination of the Auction Agency Agreement.

          4.2   AGENT MEMBER.

                (a) BD is, and shall remain for the term of this Agreement, a member of, or participant in, the Securities Depository (or an affiliate of such a member or participant).

                (b) BD represents that it (or if BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the AMPS available in same-day funds on each Dividend Payment Date to customers that use BD or affiliate as Agent Member.

          4.3 FORCE MAJEURE. No party to this Agreement shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; acts of terrorism; epidemics; riots; interruptions, loss or malfunctions or utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the parties shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

          4.4 COMMUNICATIONS. Except for (i) communications authorized to be by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (for the purposes of this Agreement, telecopy or other means of electronic communication acceptable to the parties shall be deemed to be in writing) and shall be given to such party, addressed to it, at its address, telecopy number set forth below and, where appropriate reference the particular Auction to which such notice relates:

If to BD,                Merrill Lynch, Pierce, Fenner & Smith Incorporated
addressed:               4 World Financial Center
                         New York, NY 10080
                         Attention: ________________
                         Telephone No.: ____________
                         Facsimile No.: _____________

                         [   ]
                         ___________________________
                         ___________________________
                         Attention: ________________
                         Telephone No.: ____________
                         Facsimile No.: _____________

If to the Auction        The Bank of New York
Agent, addressed:        100 Church Street
                         8th Floor
                         New York, New York 10286
                         Attention: Corporate Trust: Dealing and Trading Group -

                         Auction Desk
                         Telephone No.: 212-437-6166
                         Telecopier No.: 212-437-6123

If to the Fund,          Advent Claymore Convertible Securities and Income Fund
addressed:               c/o Advent Capital Management, LLC
                         1065 Avenue of the Americas, 31st Floor
                         New York, NY 10018
                         Attn: Rodd Baxter, Secretary
                         Telephone No.: (212) 482-1600
                         Facsimile No.: (212) 480-9655

or such other address or facsimile number as such party may hereafter specify for such purpose by written notice to the other parties. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer, on behalf of the Auction Agent by an Authorized Officer and on behalf of the Fund by an Authorized Fund Officer. Telephone communications may be recorded.

          4.5 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof.

          4.6 BENEFITS. Nothing in this Agreement, express or implied, shall give to any person, other than the Auction Agent, the Fund and BD and their respective successors and permitted assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

          4.7   AMENDMENT; WAIVER.

                (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of each of the parties hereto.

                (b) Failure of any party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by any other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

          4.8 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of the parties hereto. This Agreement may not be assigned by any party hereto absent the prior written consent of the other parties.

          4.9 SEVERABILITY. If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

          4.10 EXECUTION IN COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          4.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK). The parties agree that all actions and proceedings arising out of this Agreement or any of the transactions contemplated hereby shall be brought in the County of New York and, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such County. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated thereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                         THE BANK OF NEW YORK
                                          as Auction Agent

                                         By:
                                            ------------------------------------
                                            Name:  Joseph Panepinto
                                            Title: Vice President

                                         MERRILL, LYNCH, PIERCE, FENNER &
                                         SMITH INCORPORATED
                                          as Broker-Dealer

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                         THE BANK OF NEW YORK
                                          as Auction Agent

                                         By:
                                            ------------------------------------
                                            Name:  Joseph Panepinto
                                            Title: Vice President

                                         [                  ]
                                          as Broker-Dealer

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       Exhibit A
                                                                To BROKER-DEALER
                                                                       AGREEMENT

                                AUCTION BID FORM

                   (Submit only one Order on this Order Form)
             ADVENT CLAYMORE CONVERTIBLE SECURITIES AND INCOME FUND
                    Auction Market Preferred Shares ("AMPS")

To:  The Bank of New York                        Date of Auction ______________
     Corporate Trust Administration              Series of AMPS (indicate by
     100 Church Street, 8th Floor                Number Designation)
     New York, New York  10286                   _______
     Attention: Dealing and Trading Group

The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

          Name of Bidder: __________________________________

          Bidder placed the Order listed below covering the number of shares indicated (complete only one blank):

          _________________    number of AMPS now held by

          Bidder (an Existing Holder), and the Order is a (check one):

          / /   Hold Order; or

          / /   Bid at a rate of ____%; or

          / /   Sell Order;

-- or -

          _________________    number of AMPS not now held
          by Bidder (a Potential Holder), and the Order is a Bid at a rate of ______%

Notes:

(1)  If submitting more than one Bid for one Bidder, use additional Order Forms.

(2) If one or more Bids covering in the aggregate more than the outstanding number of AMPS held by any Existing Holder are submitted, such Bids shall be considered valid in the order of priority set forth in the Auction Procedures.

(3) A Hold or Sell Order may be placed only by an Existing Holder covering a number of AMPS not greater than the number of AMPS currently held by such Existing Holder.

(4) Potential Holders may make Bids only, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate specified.

(5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%).

(6) An Order must be submitted in whole AMPS with an aggregate liquidation preference of $25,000.

                             Name of Broker-Dealer:
                                                     ---------------------------
                             By:
                                 --------------------------

                                                                       Exhibit B
                                                                To BROKER-DEALER
                                                                       AGREEMENT

                 (To be used only for transfers made other than
                             pursuant to an Auction)

                                  TRANSFER FORM

             ADVENT CLAYMORE CONVERTIBLE SECURITIES AND INCOME FUND
                    Auction Market Preferred Shares ("AMPS")

                                Series _____ AMPS
                        (indicate by Number Designation)

We are (check one):

          / /   the Existing Holder named below; or

          / /   the Broker-Dealer for such Existing Holder; or

          / /   the Agent Member for such Existing Holder.

          We hereby notify you that such Existing Holder will transfer ___ AMPS to ____________________.


                                         ADVENT CLAYMORE CONVERTIBLE
                                         SECURITIES AND INCOME FUND

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                         (Name of Existing Holder)

                                         (Name of Broker-Dealer)

                                         (Name of Agent Member)

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                                                       Exhibit C
                                                                To BROKER-DEALER
                                                                       AGREEMENT

                    (To be used only for failures to deliver
                        AMPS sold pursuant to an Auction)

                         NOTICE OF A FAILURE TO DELIVER

             ADVENT CLAYMORE CONVERTIBLE SECURITIES AND INCOME FUND
                    Auction Market Preferred Shares ("AMPS")

                                Series _____ AMPS

                        (indicate by Number Designation)

  Complete either I. or II.

  I. We are a Broker-Dealer for ______________ (the "Purchaser"), which purchased ____ AMPS in the Auction held on __________________ from the seller of such AMPS.

  II. We are a Broker-Dealer for _____________ (the "Seller"), which sold ____ AMPS in the Auction held on ____________________
          to the purchaser of such AMPS.

  We hereby notify you that (check one):

  __________   the Seller failed to deliver such AMPS to the Purchaser; or

  __________   the Purchaser failed to make payment to the Seller upon delivery of such AMPS.


                                         Name:
                                               ---------------------------------
                                               (Name of Broker-Dealer)

                                         By:
                                             -----------------------------------
                                             Printed Name:
                                             Title:

     Capitalized terms used in this letter, unless otherwise defined herein, shall have the meanings set forth in the Offering Documents.

                                         (Name of Purchaser)

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                         Address:
                                                 -------------------------------

                                         ---------------------------------------

                                         ---------------------------------------

Dated:

                                       S-1